Exhibit 5.1

January 19, 2010
Cardtronics, Inc.
3250 Briarpark Drive, Suite 400
Houston, Texas 77042
Re: Registration Statement on Form S-3 (the “Registration Statement”)
Ladies and Gentlemen:
     We have acted as counsel for Cardtronics, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 filed on the date hereof and to which this opinion is an exhibit (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the offer and sale of:
     (1) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”),
     (2) guarantees (the “Guarantees”) of the Debt Securities by Cardtronics USA, Inc., a Delaware corporation, Cardtronics Holdings, LLC, a Delaware limited liability company, and ATM National, LLC, a Delaware limited liability company (collectively referred to herein as the “Subsidiary Guarantors”), and
     (3) shares (the “Primary Shares”)of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), all of which may be issued and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) at an aggregate initial offering price not to exceed $300,000,000. In addition, 21,111,960 shares of Common Stock (the “Secondary Shares”) may be sold by certain stockholders of the Company identified in the Registration Statement (the “Selling Stockholders”) from time to time pursuant to Rule 415 under the Securities Act.
     The Primary Shares, Debt Securities and Secondary Shares are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Third Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the form of Senior Indenture filed as an exhibit to the Registration Statement (the “Senior Indenture”), (iv) the form of Subordinated Indenture filed as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), (iv) other formation documents and agreements, as applicable, of the Subsidiary Guarantors, (v) resolutions of the board of directors of the Company and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we have reviewed certain certificates of officers of the Company and of public officials, we have relied on such certificates with respect to certain factual matters that we have not independently established and we reviewed such questions of law as we considered appropriate.
     In connection with rendering the opinions set forth below, we have assumed that:

     (i) all information contained in all documents reviewed by us is true and correct;
     (ii) all signatures on all documents examined by us are genuine;
     (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;
     (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
     (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;
     (vii) the Indentures relating to the Debt Securities will be duly authorized, executed and delivered by the parties thereto;
     (viii) Cardtronics USA, Inc., Cardtronics Holdings, LLC and ATM National, LLC are duly organized and/or formed under the laws of the State of Delaware and are validly existing and in good standing under the laws of that jurisdiction and that such other subsidiaries of the Company that may guarantee the Debt Securities are duly organized, validly existing and in good standing under the laws of their applicable jurisdiction;
     (ix) each person signing the documents we examined has the legal capacity and authority to do so;
     (x) at the time of any offering or sale of any shares of Common Stock, that the Company shall have such number of shares of Common Stock, as set forth in such offering or sale, authorized or created and available for issuance;
     (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and
     (xii) any Securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:
          1. When (a) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities and, if applicable, the related Guarantee has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the boards of directors of the Company (or a committee thereof) and the Subsidiary Guarantors, as applicable, have taken all necessary corporate action to approve the issuance and terms of any such Debt Securities and, if applicable, Guarantees, (c) the terms of such Debt Securities and, if applicable, Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantors, as applicable, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities (which may include the related Guarantees) have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, Guarantees will be legally issued and such Debt Securities and, if applicable, Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);
          2. With respect to shares of the Primary Shares offered by the Company, when (i) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Primary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, then upon payment of the consideration therefor (not less than the par value of the Primary Shares) provided for therein, such Primary Shares will be validly issued, fully paid and non-assessable; and
          3. The Secondary Shares have been duly authorized, are validly issued, fully paid and non-assessable.
          We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
          Our opinion expressed in paragraph 3 above, insofar as it relates to the Secondary Shares being fully paid, is based solely on an officer’s certificate of the Company, executed and delivered to us by an executive officer of the Company, confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.
          The foregoing opinions are limited to the laws of the State of New York, the Constitution of the State of Delaware, the Delaware Limited Liability Company Act, and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.
          We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations issued thereunder.
Very truly yours,

/s/ Vinson & Elkins L.L.P. Vinson & Elkins L.L.P.